Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ViroPharma Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-136447, No. 333-34129, No. 333-38248, No. 333-60951, No. 333-38256, No. 333-109600 and No. 333-127188) and registration statements on Form S-3 (No. 333-37960, No. 333-64482, No. 333-99533, No. 333-122315, No. 333-123994, and No. 333-141411) of ViroPharma Incorporated of our reports dated February 28, 2008, with respect to the consolidated balance sheets of ViroPharma Incorporated as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of ViroPharma Incorporated. Our report on the consolidated financial statements refers to the Company’s adoptions of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” effective January 1, 2007 and Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” effective January 1, 2006.

/s/ KPMG LLP

Short Hills, NJ
February 28, 2008